UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 20, 2009
KEY ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)
1301 McKinney Street, Suite 1800
Houston, Texas 77010
(Address of Principal Executive Offices and Zip Code)
713/651-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     As previously announced, effective in the first quarter of 2009, Key Energy Services, Inc., its wholly-owned subsidiaries and its controlled subsidiaries (collectively, the “Company”) revised its reportable business segments. The Company’s rig services and fluid management services are aggregated within the Well Servicing segment. The Company’s pressure pumping, fishing, rental and cased-hole electric wireline operations, as well as its Canadian technology development group, are now aggregated within the Production Services segment. The Company has also aggregated all of its operating segments that do not meet the aggregation criteria established in Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”) to form a Functional Support segment, which includes expenses associated with managing all of its reportable operating segments.
     As required by SFAS 131, the consolidated financial statements issued by the Company in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 reflect, and the consolidated financial statements issued by the Company in the future will reflect, this change in the Company’s reportable business segments, including reclassifications of all comparative prior period segment information. Attached and incorporated herein by reference as Exhibit 99.1 is certain annual and quarterly financial information, presented on a basis that reflects the results of the above-mentioned change in the Company’s reportable business segments, including the reclassification of previously published segment data.
     The information contained in this Item 2.02 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
     99.1 Selected Income Statement Information (Unaudited).
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.
Date: May 20, 2009	By:	/s/ NEWTON W. WILSON III
Newton W. Wilson III
Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit
No.	Description
99.1	Selected Income Statement Information (Unaudited)